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                                                                   Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-57238, 33-78472 and 33-93070 of Fritz Companies, Inc. on Forms S-8 of our report dated March 8, 1993 appearing in this Transition Report on Form 10-K of Fritz Companies, Inc. for the transition period from January 1, 1995 to May 31, 1995.


/s/ Deloitte & Touche LLP


San Francisco, California
June 12, 1996


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